Exhibit 99.1

For Immediate Release

Contact:	Valerie Brodie	Lisa Preuss
	Sr. Director, Investor Relations	Manager, Public Relations
	949/585-4293	949/585-4235
	vbrodie@epicor.com	lpreuss@epicor.com

Epicor Completes Acquisition of ROI Systems

Continues to Build on Leadership Position in the ERP Industry

IRVINE, Calif., July 9, 2003—Epicor Software Corporation (NASDAQ: EPIC), a leading provider of integrated enterprise software solutions for the midmarket, today announced that it has completed the acquisition of ROI Systems, a privately held ERP provider of manufacturing software solutions for approximately $20.7 million in an all cash transaction. The acquisition of ROI Systems brings to Epicor not only a highly experienced team, but also a strong customer base that extends Epicor’s position as a leading provider of extended, end-to-end enterprise solutions for midmarket manufacturers. To date, Epicor has delivered its solutions to over 15,000 customers worldwide, and with the addition of the ROI customer base, Epicor’s manufacturing customer community now includes over 6,500 customers, implemented in more than 35 countries.

The company anticipates the acquisition to be accretive to earnings in the fourth quarter 2003 and for the year 2004. Concurrent with the closing, the company has completed a workforce reduction related to the acquisition that combines the best practices of the teams and leverages industry expertise to derive planned cost efficiencies of over 20 percent for the combined manufacturing group on a quarterly basis going forward. Costs associated with the acquisition will be reflected in third quarter 2003 operations. The company will provide revised guidance for the second half of 2003 and an outlook for 2004 revenue and earnings estimates when it reports its final second quarter results on July 23.

“With this acquisition, we are executing on our previously announced balanced growth strategy to leverage our strength through both organic growth and acquisitions that meet our stringent M&A criteria,” said George Klaus, chairman, CEO and president of Epicor. “The acquisition of ROI enables us to further leverage our domain expertise in manufacturing and our industry-endorsed road map to deliver next generation Web services to an expanding base of midmarket customers. The success of this business combination will be driven by continuing to

-More-

Epicor Acquires ROI Systems

deliver excellent customer satisfaction and powerful, cost-effective solutions, while accelerating the delivery of next generation technologies and enhancements across all of our products.

“The combination of ROI Systems and Epicor will drive greater value for both groups of manufacturing customers and in turn, will contribute to our profitable growth and creation of shareholder value going forward,” stated Klaus.

ROI has enjoyed significant success with established industry expertise and strong customer satisfaction in a number of manufacturing verticals including consumer packaged goods, medical devices and equipment, and transportation products. For 2002, ROI reported profitability on over $20 million in annual revenues, and despite the difficult economy, reported the best sales quarter in its history for last quarter of 2002.

“ROI has sustained profitable growth in midmarket manufacturing for nearly 20 years,” said Paul Merlo, president of ROI Systems. “Epicor has a strong track record of supporting the customers and products that they have acquired, while continuing to invest in and deliver their next generation products. Together, the Epicor and ROI teams will be able to leverage significant manufacturing expertise and set new standards for customer satisfaction in the industry.

“This relationship will also allow for accelerated delivery of advanced Web services technologies and collaborative applications to ROI customers,” continued Merlo. “The significant synergies and opportunities created on both sides will be enormously positive for our customers, employees, and partners.”

Epicor and ROI provide a strongly aligned culture, customer focus, and technology vision that will benefit the combined companies’ customer, employee and shareholder constituents. The company anticipates numerous synergies from this acquisition including technology skill sets, operating efficiencies, cross-selling opportunities, and facilities consolidation of the ROI and the Epicor manufacturing group offices, both currently located in Minneapolis, Minn. Epicor will leverage ROI’s strong presence in its key vertical markets, as well as other specialized, non-overlapping verticals, to create new sales opportunities that complement Epicor’s current market strengths in discrete, make-to-order manufacturing, distribution, hospitality and services-oriented industries.

Epicor will continue to develop and support the ROI MANAGE 2000 product line. MANAGE 2000 release 7.1 is currently scheduled for limited release late in 2003. Epicor has successfully executed on its strategy to deliver its CRM, SRM, e-business and other extended enterprise applications across its installed base of customers and it expects to achieve similar success with the availability of these applications to ROI customers. In the first half of 2004,

-More-

Epicor Acquires ROI Systems

Epicor plans to release its .NET manufacturing solution, which will feature an n-tier architecture, that has been designed from the ground up to support Microsoft .NET and Web services. The solution will enable Epicor and ROI’s manufacturing customers to leverage Web services technology for maximum ease of use, integration, and lower total cost of ownership (TCO). Epicor’s product road map enables manufacturers to adopt Web services, on their own timeframe, while protecting their existing technology investment.

Epicor will hold a conference call on July 9, 2003 at 2:00 p.m. PDT to discuss the acquisition and its synergies. The call will also be available through a live webcast on the company Web site at www.epicor.com. The dial-in number for investors and analysts to participate on that call is 888-662-8850. The webcast will be archived on the company’s Web site for thirty days.

About Epicor Software Corporation

Epicor is a leading provider of integrated enterprise software solutions for global midmarket companies. Founded in 1984, Epicor has over 15,000 customers and delivers end-to-end, industry-specific solutions that enable companies to immediately improve business operations and build competitive advantage in today’s Internet economy. Epicor’s comprehensive suite of integrated software solutions for Customer Relationship Management, Financials, Manufacturing, Supply Chain Management, Professional Services Automation and Collaborative Commerce provide the scalability and flexibility to support long-term growth. Epicor’s solutions are complemented by a full range of services, providing single point of accountability to promote rapid return on investment and low total cost of ownership, now and in the future. Epicor is headquartered in Irvine, California and has offices and affiliates around the world. For more information, visit the company’s Web site at www.epicor.com.

# # #

Epicor is a registered trademark of Epicor Software Corporation. All other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation. The foregoing statements regarding anticipated future revenue, earnings and future financial performance; future cost efficiencies; future acquisition and restructuring costs; anticipated new product releases and technology improvements; anticipated synergies, operating efficiencies and cross-selling opportunities resulting from the acquisition; benefits to customers, shareholders, employees and partners resulting from the acquisitions; new selling opportunities; the Company’s ability to consolidate facilities following the acquisition; and continued development and support of the ROI Manage 2000 product, which are not historical facts, are “forward-looking statements” that involve risks and uncertainties and actual results may differ materially. Such risks and uncertainties include but are not limited to, the company’s success in achieving operating results and margins; fluctuations in demand for the company’s products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing, the discovery of undetected software errors; the Company’s ability to successfully integrate the ROI employees; the Company’s ability to minimize any adverse impact of the reduction in force on remaining ROI and Epicor employees; the Company’s ability to retain key personnel following the acquisition; the Company’s ability to consolidate the facilities and realize the anticipate cost efficiencies following the acquisition; the Company’s ability to realize synergies and other operating efficiencies as a result of the acquisition and other factors discussed in the company’s quarterly report on Form 10-Q, for the period ended March 31, 2003 at pages 26-34. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. The company undertakes no obligation to revise or update publicly any forward-looking statements.